Exhibit 99.1

FOR IMMEDIATE RELEASE

MARPAI, INC. REPORTS FIRST QUARTER 2022 RESULTS

New York, May 11, 2022—Marpai, Inc. (“Marpai” or the “Company”) (Nasdaq: MRAI), an AI-technology company transforming the $22B Third-Party Administrator (TPA) market supporting self-funded employer health plans, today reported financial results for the first quarter ended March 31, 2022.

The Company’s consolidated results of operations include the results of operations of Marpai and its wholly owned subsidiary, Marpai Health, Inc., for all periods presented, and the results of Continental Benefits, LLC (“Continental Benefit”) since its acquisition on April 1, 2021.

Financial Highlights

·	Net revenue of approximately $6.2 million for the first quarter of 2022, compared to net revenue of approximately $5.9 million for the fourth quarter of 2021, representing a sequential increase of approximately $300,000, or 5.5%.

·	The number of our customers’ employees covered under the Company’s administered health plans was 21,139, 25,195 and 25,136 on March 31, 2022, December 31, 2021, and September 30 ,2021, respectively.

·	Operating expenses (including cost of revenues) were approximately $11.8 million for the first quarter of 2022, as compared to approximately $11.6 million for the fourth quarter of 2021, and approximately $1.4 million for the first quarter of 2021, reflecting the acquisition of Continental Benefit, which increased the overall level of activity of the Company.

·	Net loss was approximately $5.5 million for the first quarter of 2022, compared to net loss of approximately $5.7 million for the fourth quarter of 2021, and a net loss of approximately $1.6 million for the first quarter of 2021.

·	Adjusted negative EBITDA of approximately $4.0 million for the first quarter of 2022 compared to negative EBITDA of approximately $4.7 million in the fourth quarter of 2021 and negative EBITDA of approximately $1.2 million for the first quarter of 2021. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“We continue to expand our partnerships with top healthcare brokers focusing on the upcoming selling season,” said Edmundo Gonzalez, Chief Executive Officer of Marpai. “Our investments over the past quarters are aimed at making meaningful progress in terms of new business wins, with key dates for us to implement new business being October 1st, 2022, and January 1st, 2023.

Second Quarter 2022 Financial Guidance

The Company expects the second quarter 2022 revenue to be in a range of $5.2 million to $5.5 million.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Webcast and Conference Call Information

Marpai will host a conference call and webcast tomorrow, on Thursday, May 12, 2022 at 8:30 a.m. ET to answer questions about the Company's operational and financial highlights for its first quarter of 2022.

Investors interested in listening to the conference call may do so by dialing (866)-652-5200 for domestic callers or +1-412-902-4216 for international callers, or by dialing 1-855-669-9657 for Canadian callers ,or via webcast:  https://app.webinar.net/weABj0MVL1g

For interested individuals unable to join the conference call, a recording of the webcast will also be available on the Marpai, Inc. investor relations site https://ir.marpaihealth.com.

About Marpai, Inc.

Marpai, Inc. (Nasdaq: MRAI) is a technology company bringing AI-powered health plan services to employers providing health benefits to employees. Primarily competing within the $22B TPA (Third Party Administrator) sector serving self-funded health plans and representing over $1T in annual health care claims, Marpai’s SMART services focus on reducing claims costs, lowering reinsurance premiums, and elevating care quality for plan members. Marpai’s proprietary deep learning algorithms predict potential near-term health events for members to prevent costly claims and improve health outcomes. Operating nationwide, Marpai offers access to provider networks including Aetna and Cigna, and partners with brokers and consultants. For more information, visit www.marpaihealth.com.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding anticipated second quarter 2022 results. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," “guidance,” "may," "can," "could", "will", "potential", "should," "goal" and variations of these words or similar expressions. For example, the Company is using forward looking statements when it discusses the expected timing of new business wins and its second quarter revenue guidance. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai's current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai's current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai's filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

Media contact:
Jane Cavalier

Jane@brightmarkconsulting.com

203.858.3801

Investor Relations contact:
Simon Li

813-822-3950

Simonli@marpaihealth.com

###

Use of Non-GAAP Financial Measures and Their Limitations

In addition to our results and measures of performance determined in accordance with U.S. GAAP presented in this press release, we believe that certain non-GAAP financial measures are useful in evaluating and comparing our financial and operational performance over multiple periods, identifying trends affecting our business, formulating business plans and making strategic decisions.

Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes.

We believe that Adjusted EBITDA, together with a reconciliation to net loss, helps identify underlying trends in our business and helps investors make comparisons between our company and other companies that may have different capital structures, tax rates, or different forms of employee compensation. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these potential limitations include:

•	other companies, including companies in our industry which have similar business arrangements, may report Adjusted EBITDA, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures;

•	although depreciation and amortization expenses are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditures for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA also does not reflect changes in, or cash requirements for, our working capital needs or the potentially dilutive impact of stock-based compensation; and

•	Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur.

Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial measures.

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(UNAUDITED)

	31-Mar 2022	31-Dec 2021
ASSETS
Current assets:
Cash and cash equivalents	$14,108	$19,183
Restricted cash	$8,004	$6,751
Accounts receivable	110	209
Unbilled, receivable	-	15
Prepaid expenses and other current assets	567	743
Other current assets	90	91
Total current assets	22,879	26,992

Property and equipment, net	923	890
Capitalized software, net	6,161	6,305
Operating lease right-of-use assets	1,919	2,044
Goodwill	2,383	2,383
Intangible assets, net	5,288	5,508
Security deposits	52	52
Other long-term asset	28	28
Total assets	$39,633	$44,202

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,065	$1,126
Accrued expenses	2,174	2,525
Accrued fiduciary obligations	6,669	5,541
Deferred revenues	1,242	1,165
Current portion of operating lease obligations	813	784
Due to related party	4	4
Total current liabilities	11,967	11,145

Other long-term liabilities	45	45
Operating lease liabilities, net of current portion	1,152	1,302
Deferred tax liabilities	2,001	2,001
Total liabilities	15,165	14,493

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value, 227,791,050 shares authorized; 20,299,727 issued and outstanding at March 31, 2022 and December 31, 2021	2	2
Additional paid-in-capital	51,481	51,232
Accumulated deficit	(27,015)	(21,526)
Total stockholders' equity	24,468	29,708
Total liabilities & stockholders' equity	$39,633	$44,201

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues	$6,219	$-

Costs and Expenses

Cost of revenue (exclusive of depreciation and amortization shown separately below)	4,547	-
General and Administrative	2,902	802
Sales and Marketing	1,559	321
Information Technology	1,134	-
Research and development	593	264
Depreciation and amortization	826	18
Facilities	197	-
Total costs and expenses	11,758	1,405
Operating Loss	(5,539)	(1,405)
Other income (expenses)
Interest expense, net	(4)	(184)
Other income	49	7
Foreign exchange loss	4	(10)
(Loss) income before provision for income taxes	(5,490)	(1,592)
Income tax benefit	-	-
Net loss	(5,490)	(1,592)

Net loss per share, basic & fully diluted	(0.28)	(0.55)

Weighted average number of common shares, basic and fully diluted	19,629,213	2,897,412

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Cash flows (used in) operating activities
Net loss	$(5,490)	$(1,592)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation and amortization	826	18
Share-based compensation	666	231
Amortization of right-to-use asset	33	21
Amortization of debt discount	-	27
Non-cash interest	-	155
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	113	-
Prepaid expenses and other assets	176	107
Other receivables	2	-
Accounts payable	(61)	327
Accrued expenses	(768)	(31)
Accrued fiduciary obligations	1,128	-
Operating lease liabilities	(30)	(23)
Other liabilities	77	-
Net cash (used in) operating activities	(3,328)	(760)

Cash flows from investing activities:
Capitalization of software development costs	(393)	(500)
Purchase of property and equipment	(101)	(10)
Net cash (used in) investing activities	(494)	(510)

Cash flows from financing activities
Proceeds from convertible notes	-	325
Proceeds from issuance of warrants	-	51
Net cash provided by financing activities	-	376

Net increase in cash, cash equivalents and restricted cash	(3,822)	(894)
Cash, cash equivalents and restricted cash at beginning of the period	25,934	1,818
Cash, cash equivalents and restricted cash at end of period	$22,112	$924

Reconciliation of cash, cash equivalents and restricted cash reported in the condensed consolidated balance sheet

Cash and cash equivalents	$14,108	$863
Restricted cash	8,004	61
Total cash, cash equivalents and restricted cash as shown in the condensed consolidated balance sheet	$22,112	$924

MARPAI, INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Net loss	$(5,490)	$(1,592)
Interest expense and foreign exchange loss, net	(49)	187
Depreciation and amortization expense	826	18
Stock based compensation expense	666	231

Adjusted EBITDA	(4,047)	(1,156)